EXHIBIT 23.2

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this Registration Statement of EarthShell Corporation on Form S-1 of our report dated March 10, 2006, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                         /s/ FARBER HASS HURLEY & MCEWEN, LLP
                                         (Formerly FARBER & HASS, LLP)
                                         ---------------------------------------
                                         Farber Hass Hurley & McEwen, LLP
                                         (Formerly Farber & Hass, LLP)
                                         Camarillo, California
                                         August 2, 2006








                                     23.2-1